UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 5, 2022

Date of Report (date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

(832) 765-3010

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

(b) On May 5, 2022, Robert A. Herman, Executive Vice President, Refining of Phillips 66, a Delaware corporation (“Phillips 66”), provided notice to Phillips 66 that he intends to retire from Phillips 66 effective June 1, 2022.

Item 8.01	Other Events.

Exchange Offers

On May 5, 2022, Phillips 66 Company (“Phillips 66 Company”), a Delaware corporation and wholly owned subsidiary of Phillips 66, settled its previously announced exchange offers (the “Exchange Offers”) for (i) any and all 2.450% Senior Notes due December 15, 2024 (the “Old 2024 Notes”) issued by Phillips 66 Partners LP, a Delaware limited partnership and a wholly owned subsidiary of Phillips 66 Company (“PSXP”), for up to an aggregate principal amount of $300 million of new 2.450% Senior Notes due December 15, 2024 (the “New 2024 Notes”) issued by Phillips 66 Company, (ii) any and all 3.605% Senior Notes due February 15, 2025 (the “Old 2025 Notes”) issued by PSXP for up to an aggregate principal amount of $500 million in new 3.605% Senior Notes due February 15, 2025 (the “New 2025 Notes”) issued by Phillips 66 Company, (iii) any and all 3.550% Senior Notes due October 1, 2026 (the “Old 2026 Notes”) issued by PSXP for up to an aggregate principal amount of $500 million in new 3.550% Senior Notes due October 1, 2026 (the “New 2026 Notes”) issued by Phillips 66 Company, (iv) any and all 3.750% Senior Notes due March 1, 2028 (the “Old 2028 Notes”) issued by PSXP for up to an aggregate principal amount of $500 million in new 3.750% Senior Notes due March 1, 2028 (the “New 2028 Notes”) issued by Phillips 66 Company, (v) any and all 3.150% Senior Notes due December 15, 2029 (the “Old 2029 Notes”) issued by PSXP for up to an aggregate principal amount of $600 million in new 3.150% Senior Notes due December 15, 2029 (the “New 2029 Notes”) issued by Phillips 66 Company, (vi) any and all 4.680% Senior Notes due February 15, 2045 (the “Old 2045 Notes”) issued by PSXP for up to an aggregate principal amount of $450 million in new 4.680% Senior Notes due February 15, 2045 (the “New 2045 Notes”) issued by Phillips 66 Company, and (vii) any and all 4.900% Senior Notes due October 1, 2046 (the “Old 2046 Notes”) issued by PSXP for up to an aggregate principal amount of $625 million in new 4.900% Senior Notes due October 1, 2046 (the “New 2046 Notes”) issued by Phillips 66 Company.

The Old 2024 Notes, the Old 2025 Notes, the Old 2026 Notes, the Old 2028 Notes, the Old 2029 Notes, the Old 2045 Notes and the Old 2046 Notes are referred to herein collectively as the “Old Notes.” The New 2024 Notes, the New 2025 Notes, the New 2026 Notes, the New 2028 Notes, the New 2029 Notes, the New 2045 Notes and the New 2046 Notes are referred to herein collectively as the “New Notes.” The New Notes are fully and unconditionally guaranteed by Phillips 66.

Pursuant to the Exchange Offers, (i) $276,837,000 in aggregate principal amount of Old 2024 Notes, (ii) $440,510,000 in aggregate principal amount of Old 2025 Notes, (iii) $457,804,000 in aggregate principal amount of Old 2026 Notes, (iv) $427,241,000 in aggregate principal amount of Old 2028 Notes, (v) $570,045,000 in aggregate principal amount of Old

2029 Notes, (vi) $441,900,000 in aggregate principal amount of Old 2045 Notes, and (vii) $605,187,000 in aggregate principal amount of Old 2046 Notes were tendered and accepted and will be retired and no longer outstanding.

Pursuant to the Exchange Offers, in addition to issuing the New Notes described below, the Company paid a total of $3,215,618 in cash as part of the exchange consideration to holders of Old Notes who validly tendered and did not validly withdraw their Old Notes in the Exchange Offers.

New Notes

Pursuant to the Exchange Offers, Phillips 66 Company issued (i) $276,764,000 in aggregate principal amount of New 2024 Notes, (ii) $440,510,000 in aggregate principal amount of New 2025 Notes, (iii) $457,790,000 in aggregate principal amount of New 2026 Notes, (iv) $427,239,000 in aggregate principal amount of New 2028 Notes, (v) $570,040,000 in aggregate principal amount of New 2029 Notes, (vi) $441,900,000 in aggregate principal amount of New 2045 Notes, and (vii) $605,161,000 in aggregate principal amount of New 2046 Notes, in each case pursuant to the Indenture, dated as of May 5, 2022 (the “New Indenture”), among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

Phillips 66 Company may redeem New Notes of any series at its option, as a whole or in part, at any time and from time to time, at the applicable redemption price as described in the applicable form of the terms of the New Notes. The Indenture governing the New Notes contains certain covenants, including covenants related to the ability of Phillips 66 or Phillips 66 Company, as applicable, to create liens, engage in certain sale and leaseback transactions and engage in certain transactions and asset sales. These covenants are subject to exceptions and qualifications.

The New Notes are unsecured and unsubordinated obligations of Phillips 66 Company, rank pari passu with Phillips 66 Company’s other unsecured and unsubordinated indebtedness, and the guarantees will rank pari passu with Phillip 66’s other unsecured and unsubordinated indebtedness.

The New Notes have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Copies of the New Indenture and the forms of the terms of the New Notes of each series, have been filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8, respectively, to this report and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, Phillips 66 Company and Phillips 66 also entered into a registration rights agreement, dated May 5, 2022 (the “Registration Rights Agreement”), by and among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as dealer managers. Under the Registration Rights Agreement, Phillips 66 Company agreed, among other things, to: (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of New Notes for registered unsecured and unsubordinated new notes issued by Phillips 66 Company and fully and unconditionally guaranteed by Phillips 66 with terms substantially identical in all material respects to such series of New Notes, and (ii) cause the registration statement to be declared effective under the Securities Act.

If, among other events, the exchange offers are not consummated on or prior to the 365th day following May 5, 2022, Phillips 66 Company would be required to pay additional interest, in an amount equal to 0.25% per annum of the principal amount of the New Notes, for the first 90 days following default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum rate of 1.00% per annum, until the default is cured.

A copy of the Registration Rights Agreement has been filed as Exhibit 4.9 to this report and is incorporated herein by reference.

Remaining Existing Notes and Consent Solicitations

Following the consummation of the Exchange Offers, PSXP had outstanding (i) $23,163,000 in aggregate principal amount of Old 2024 Notes, (ii) $59,490,000 in aggregate principal amount of Old 2025 Notes, (iii) $42,196,000 in aggregate principal amount of Old 2026 Notes, (iv) $72,759,000 in aggregate principal amount of Old 2028 Notes, (v) $29,955,000 in aggregate principal amount of Old 2029 Notes, (vi) $8,100,000 in aggregate principal amount of Old 2045 Notes, and (vii) $19,813,000 in aggregate principal amount of Old 2046 Notes. The Old 2025 Notes, Old 2026 Notes, Old 2028 Notes, Old 2045 Notes and Old 2046 Notes were issued under an indenture, dated February 23, 2015, supplemented by certain supplemental indentures for each such series of Old Notes (as supplemented, the “BNY Old Notes Indenture”), by and between PSXP and The Bank of New York Trust Company, National Association, as trustee. The Old 2024 Notes and Old 2029 Notes were issued under an indenture, dated July 26, 2019, supplemented by certain supplemental indentures for each such series of Old Notes (as supplemented, the “USB Old Notes Indenture”), by and between PSXP and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee. In connection with the Exchange Offers, Phillips 66 Company, on behalf of PSXP, solicited the consents of the holders of the Old Notes to amend the BNY Old Notes Indenture and the USB Old Notes Indenture to remove certain restrictive and reporting covenants. The Old Notes are the senior unsecured obligations of PSXP. As previously disclosed, Phillips 66 Company received consents sufficient to approve the proposed amendments to the BNY Old Notes Indenture and the USB Old Notes Indenture. As a result, PSXP and the respective trustee for the Old Notes have entered into supplemental indentures on April 20, 2022 implementing the proposed amendments effective from the settlement date of the Exchange Offers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 5, 2022, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, in respect of senior debt securities of Phillips 66 Company.

4.2	Form of the terms of the 2024 Notes, including the form of the 2024 Note.

4.3	Form of the terms of the 2025 Notes, including the form of the 2025 Note.

4.4	Form of the terms of the 2026 Notes, including the form of the 2026 Note.

4.5	Form of the terms of the 2028 Notes, including the form of the 2028 Note.

4.6	Form of the terms of the 2029 Notes, including the form of the 2029 Note.

4.7	Form of the terms of the 2045 Notes, including the form of the 2045 Note.

4.8	Form of the terms of the 2046 Notes, including the form of the 2046 Note.

4.9	Registration Rights Agreement, dated as of May 5, 2022, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as dealer managers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 5, 2022	By:	/s/ Vanessa Allen Sutherland
Vanessa Allen Sutherland Executive Vice President